EXHIBIT 8.1

April 26, 2005

Mayer, Brown, Rowe & Maw LLP
190 South La Salle Street
Chicago, Illinois 60603-3441

Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrownrowe.com

TO:	Capital Auto Receivables, Inc.
200 Renaissance Center
Detroit, MI 48265

Re:	Capital Auto Receivables Asset Trust 2005-SN1 Federal Tax Opinion

Ladies and Gentlemen:

     We have acted as special counsel to General Motors Acceptance Corporation, a Delaware corporation (“GMAC”), Capital Auto Receivables, Inc., a Delaware corporation (the “Seller”), and Capital Auto Receivables Asset Trust 2005-SN1, a Delaware statutory trust (the “Issuer”), in connection with the issuance of $185,000,000 aggregate principal balance of Class A-2a 3.850% Asset Backed Notes (the “Class A-2a Notes”), $329,000,000 aggregate principal balance of Class A-2b Floating Rate Asset Backed Notes (the “Class A-2b Notes”), $160,000,000 aggregate principal balance of Class A-3a 4.100% Asset Backed Notes (the “Class A-3a Notes”), $315,000,000 aggregate principal balance of Class A-3b Floating Rate Asset Backed Notes (the “Class A-3b Notes”), $221,000,000 aggregate principal balance of Class A-4 Floating Rate Asset Backed Notes (the “Class A-4 Notes” and together with the Class A-2a Notes, the Class A-2b Notes, the Class A-3a Notes and the Class A-3b Notes, the “Class A Notes”), $10,000,000 aggregate principal balance of Class B-1 4.830% Asset Backed Notes (the “Class B-1 Notes”), $70,000,000 aggregate principal balance of Class B-2 Floating Rate Asset Backed Notes (the “Class B-2 Notes” and together with the Class B-1 Notes, the “Class B Notes”) and $70,000,000 aggregate principal balance of Class C Floating Rate Asset Backed Notes (the “Class C Notes”; the Class A Notes, the Class B Notes, and the Class C Notes are referred to collectively herein as the “Offered Notes”) by the Issuer pursuant to an Indenture (as defined below), and certificates (the “Certificates”), pursuant to a Trust Agreement (as defined below). Only the Offered Notes are being offered for sale. The Certificates will be retained by the Seller.

     The Trust intends to issue the Offered Notes on or about April 28, 2005 (the “Issuance Date”). The Offered Notes will be issued by the Issuer pursuant to an Indenture (as defined below). The Offered Notes will be sold to the various underwriters pursuant to an Underwriting Agreement (as defined below).

     In arriving at the opinions expressed below, among other things, we have examined and relied, to the extent we deem proper, on the following documents listed in Part I below. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to those terms in Appendix A of the Trust Sale and Administration Agreement (as defined below).

I. Documents Reviewed

     In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

A.	the Trust Sale and Administration Agreement, to be dated as of April 28, 2005 (the “Trust Sale and Administration Agreement”), between GMAC, as Trust Administrator, the Seller and the Issuer;

B.	the CARAT 2005- SN1 Indenture, to be dated as of April 28, 2005 (the “CARAT Indenture”), between the Issuer and Citibank, N.A., as CARAT Indenture Trustee (the “CARAT Indenture Trustee”);

C.	the Trust Agreement, to be dated April 28, 2005 (the “Trust Agreement”), between the Issuer and Deutsche Bank Trust Company Delaware, as Owner Trustee (the “Owner Trustee”);

D. the forms of the Offered Notes;

E.	the Underwriting Agreement, dated April 22, 2005 (the “Underwriting Agreement”), between the Seller and Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each on its own behalf and as representative of the several underwriters named therein;

F.	the registration statement on Form S-3 (No. 333-120252) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on November 5, 2005, and Amendment No. 1 to such registration statement filed with the Commission on November 17, 2005 (such registration statement as so amended, the Registration Statement”); and

G.	the prospectus supplement dated April 22, 2005 (the “Prospectus Supplement”) and the base prospectus dated April 22, 2005 (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”) filed with the Commission pursuant to Rule 424(b) under the Act.

     The documents set forth in clauses (A) through (E) above are referred to herein collectively as the “Transaction Documents” and the transactions contemplated by the Transaction Documents and the Prospectus are referred to herein collectively as the “Transactions.”

     In rendering the opinions set forth herein, we have also examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of such (i) certificates of public officials, (ii) certificates and representations of officers and representatives of GMAC, the Seller and the Issuer, and (iii) other documents and records, and we have made such inquiries of officers and representatives of GMAC, the Seller and the Issuer, as we have deemed relevant or necessary as the basis for such opinions. We have relied upon, and assumed the accuracy of, all such certificates and representations, documents and records and the representations and warranties made by GMAC, the Seller and the Issuer in the Transaction Documents, in each case with respect to the factual matters set forth therein. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified or photostatic copies and the legal capacity of all natural persons. In addition, as to the matters covered thereby, we have relied on the legal opinion of Richard V. Kent, Assistant General Counsel of GMAC and General Counsel of the Seller and the opinion of Richards, Layton & Finger on behalf of the Owner Trustee and Issuer, each dated as of the date hereof.

     The opinions set forth herein are based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinions may not be taken by the IRS.

II. Opinions Rendered

     Based upon the foregoing and assuming that the Transaction Documents are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Transaction Documents in fact occur in accordance with the terms thereof, it is our opinion that:

A.	The Offered Notes will be treated as debt for United States federal income tax purposes.

B.	The Issuer will not be classified for federal income tax purposes as an association or publicly-traded partnership taxable as a corporation.

     The scope of these opinions is expressly limited to the issues set forth herein and is limited in all respects to laws and facts existing on the date hereof. We express no opinion with respect to any other taxes or collateral tax consequences with respect to the receivables or the Issuer.

Very truly yours,
/s/ Mayer, Brown, Rowe & Maw LLP

MAYER, BROWN, ROWE & MAW LLP

EAR/WAL/JVG/PJK/CMG/MJT

CAPITAL AUTO RECEIVABLES, INC.

OFFICER’S CERTIFICATE

April 26, 2005

     The undersigned officer of Capital Auto Receivables, Inc. (the “Company”), a Delaware corporation, hereby certifies that, after due inquiry, he has made the representations set forth below and hereby reaffirms as of the date hereof the accuracy of such representations on which Mayer, Brown, Rowe & Maw LLP is relying in rendering its opinions with respect to (i) the classification of Capital Auto Receivables Asset Trust 2005-SN1 (the “Trust”) as an entity other than an association (or publicly traded partnership) taxable as a corporation, for United States Federal income tax purposes and (ii) the treatment of certain automobile receivable-backed notes (the “Offered Notes”) to be issued by the Trust, which is wholly owned by the Company, as indebtedness for United States Federal income tax purposes:

     (i)     The Trust is an eligible entity (within the meaning of Treasury regulation section 301.7701-3(a)) with a single member that has always elected and, so long as the Trust has a single member, will continue to elect to be disregarded as an entity separate from its owner for Federal income tax purposes under Treasury regulation section 301.7701-3(a);

     (ii)     The Company will not take any action which could cause the Trust to have more than 100 partners or members within the meaning of Treasury regulation section 1.7704-1(h), assuming for purposes of this representation that the Trust is a partnership for Federal income tax purposes;

     (iii)     In the event that the Trust is treated as having more than one member, the Trust will elect to be classified as a partnership for Federal income tax purposes under Treasury regulation section 301.7701-3(a);

     (iv)     For each taxable year of the Trust, 90% or more of the gross income of the Trust will consist of interest and gains (if any) from the sale or other disposition of assets held for the production of interest income;

     (v)     The Trust has not acquired, originated or disposed of, and will not acquire, originate or dispose of, any assets referred to in (iv) above, in the ordinary course of a securities dealing, brokering, market making or other financial business conducted by the trust; and

     (vi)     The Trust has acquired and will acquire all of the assets referred to in (iv) above, in the course of trading or investing for the Trust’s own account.

     IN WITNESS WHEREOF, I have, on behalf of Capital Auto Receivables, Inc. signed this Certificate as of the date first written above.

CAPITAL AUTO RECEIVABLES, INC.
By:	/s/ C.J. Vannatter
	Name:	C.J. Vannatter
	Title:	Vice President

GENERAL MOTORS ACCEPTANCE CORPORATION

OFFICER’S CERTIFICATE

April 26, 2005

     The undersigned officer of General Motors Acceptance Corporation hereby certifies that, after due inquiry, he has made the representations set forth below and hereby reaffirms as of the date hereof the accuracy of such representations on which Mayer, Brown, Rowe & Maw LLP is relying in rendering its opinions with respect to the classification of Capital Auto Receivables, Inc. as an entity other than an association (or publicly traded partnership) taxable as a corporation, for United States Federal income tax purposes:

     (i) Capital Auto Receivables, Inc. is an eligible entity (within the meaning of Treasury regulation section 301.7701-3(a)) with a single member that has always elected and will continue to elect to be disregarded as an entity separate from its owner for Federal income tax purposes under Treasury regulation section 301.7701-3(a).

     IN WITNESS WHEREOF, I have, on behalf of General Motors Acceptance Corporation, signed this Certificate as of the date first written above.

GENERAL MOTORS ACCEPTANCE CORPORATION
By:	/s/ N.L. Bugg
	Name:	N.L. Bugg
	Title:	Director – U.S. Securitization